AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                              CHS ELECTRONICS, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              FLORIDA                                         65-0263022
  -------------------------------                       ----------------------
  (STATE OR OTHER JURISDICTION OF                            (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


                              2153 N.W. 86TH AVENUE
                              MIAMI, FLORIDA 33122
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                            1994 STOCK INCENTIVE PLAN
 -------------------------------------------------------------------------------
                           (FULL TITLES OF THE PLANS)

                               -------------------

                                   CRAIG TOLL
                      CHIEF FINANCIAL OFFICER AND TREASURER
                              CHS ELECTRONICS, INC.
                              2153 N.W. 86TH AVENUE
                              MIAMI, FLORIDA 33122
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 716-8250
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                              PAUL BERKOWITZ, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0685
                               -------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                          PROPOSED MAXIMUM          PROPOSED
       TITLE OF SECURITIES            AMOUNT TO BE         OFFERING PRICE      MAXIMUM AGGREGATE           AMOUNT OF
         TO BE REGISTERED              REGISTERED            PER SHARE(1)      OFFERING PRICE(2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                            150,000
  $.001 PAR VALUE.................       SHARES          $8.75 - $12.63            $1,586,350               $480.71
==============================================================================================================================

(1) Represents the range of option exercise prices applicable to each of the 150,000 options the underlying shares of which are being registered hereunder.

(2) Calculated based on the actual exercise price of each applicable option as follows: 9,500 options at $9.00, 18,000 options at $8.75, 77,500 options at $10.00 and 45,000 options at $12.63.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 33-96160) IS INCORPORATED HEREIN BY REFERENCE WITH THE EXCEPTION THAT ITEMS 6, 8 AND 9 THERETO ARE AMENDED AND RESTATED IN THEIR ENTIRETY AS SET FORTH BELOW. THIS REGISTRATION STATEMENT IS BEING FILED TO REGISTER AN ADDITIONAL 150,000 SHARES OF THE REGISTRANT'S COMMON STOCK THAT MAY BE ISSUED BY THE REGISTRANT IN CONNECTION WITH A RECENT AMENDMENT TO THE REGISTRANT'S 1994 STOCK INCENTIVE PLAN AS APPROVED BY THE REGISTRANT'S SHAREHOLDERS ON JUNE 28, 1996.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

               The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

               At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 8. EXHIBITS

               See "Exhibit Index" on page II-4 below.

ITEM 9. UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on January 13, 1997.

                                    CHS ELECTRONICS, INC.

                                    By: /s/ CLAUDIO OSORIO
                                        --------------------------------------
                                        Claudio Osorio
                                        Chairman of the Board, Chief Executive
                                        Officer and President

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Claudio Osorio and Craig Toll his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                  TITLE                             DATE

/s/ CLAUDIO OSORIO                President and Director (principal executive     January 13, 1997
--------------------------------  officer)
Claudio Osorio

/s/ ALVIN PERLMAN                 Executive Vice President and Director           January 13, 1997
--------------------------------
Alvin Perlman

/s/ ANTONIO BOCCALANDRO           Secretary and Director                          January 13, 1997
--------------------------------
Antonio Boccalandro

/s/ CRAIG TOLL                    Chief Financial Officer and Treasurer           January 13, 1997
--------------------------------  (principal financial officer and principal
Craig Toll                        accounting officer)

/s/ OTTO GERLACH                  Director                                        January 13, 1997
--------------------------------
Otto Gerlach

/s/ DONALD D WINSTEAD             Director                                        January 13, 1997
--------------------------------
Donald D. Winstead

/s/ ZBYNEK KRAUS                  Director                                        January 13, 1997
--------------------------------
Zbynek Kraus



                                  EXHIBIT INDEX


EXHIBIT                                                                           SEQUENTIAL
NUMBER                         DESCRIPTION                                         PAGE NO.
-------                        -----------                                        ----------

4.1        Registrant's Amended and Restated Articles of
           Incorporation (1)

4.2        Registrant's Amended and Restated Bylaws (2)

4.3        Registrant's 1994 Stock Incentive Plan (3)

5.1        Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A.

23.1       Consent of Grant Thornton LLP

23.2       Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(3) Incorporated by reference to Exhibit A filed with the Registrant's Proxy Statement on Schedule 14A transmitted to the Commission on June 4, 1996.